Exhibit 99.1
REALNETWORKS ANNOUNCES THIRD QUARTER 2016 RESULTS

•	Revenue of $31.1 million, up 4% from the prior quarter;

•	GAAP net loss and adjusted EBITDA improve by 86% and 59%, respectively, year over year;

•	Cash and short-term investments increases to $80.7 million; and

•	Operating results led by GameHouse's 14% growth from the prior quarter -- New game titles performing strongly

SEATTLE - November 3, 2016 - RealNetworks, Inc. (Nasdaq: RNWK), a leader in personal digital entertainment, today announced results for the third quarter ended September 30, 2016.
For the third quarter of 2016, revenue was $31.1 million, up 4% from $29.7 million in the previous quarter and up 4% from $29.8 million in the third quarter of 2015, excluding revenue from the social casino games business, which was sold during the third quarter of 2015.
GAAP net loss for the third quarter of 2016 was $(3.1) million or $(0.08) per share, which improved by 86% compared to $(21.2) million or $(0.59) per share in the third quarter of 2015. Adjusted EBITDA for the third quarter of 2016 was a loss of $(4.4) million, which improved by 59% compared to $(10.9) million for the third quarter of 2015, excluding the results in the prior period of the social casino games business. Adjusted EBITDA improved due to significant reductions in ongoing operating expenses. The GAAP results for the third quarter of 2016 also benefitted by $6.0 million of gain on payment received from the sale of the social casino games business and from the recent sale of another non-strategic asset. A reconciliation of GAAP net income (loss) to adjusted EBITDA is provided in the financial tables that accompany this release.
"For 2016 we established three major financial goals. We're on course to achieve two of them," said Rob Glaser, Chairman and CEO of RealNetworks. "We've stabilized our businesses and have begun to see revenue growth.
"We're particularly pleased with the strong performance of our new first-party titles in our GameHouse unit, with sales up 14% sequentially, as we continue to ramp up production of high quality games. We're also continuing to roll out the integration of our mobile products with carriers like Vivo, Verizon, and Vodafone.
"Our third financial goal of the company was to return to profitability by the end of the year. While we have significantly reduced our costs, EBITDA loss and cash consumption - in fact in Q3 we increased our cash position by $2.0 million, we do not currently expect to return to EBITDA profitability in 2016. While we are not making this change lightly, we think we're making the right mid- to long-term tradeoff by making measured investments to drive our future growth and profitability."
As of September 30, 2016, the Company had $80.7 million in unrestricted cash, cash equivalents and short-term investments, up from $78.8 million as of June 30, 2016.

Business Outlook

For the fourth quarter of 2016, RealNetworks expects total revenue in the range of $29 million to $32 million and an adjusted EBITDA loss for the fourth quarter in the range of $(3.0) million to $(5.0) million.

Webcast and Conference Call Information

The company will host a conference call today to review results and discuss the company’s performance at 5 p.m. ET/2 p.m. PT. You may join the conference call by calling 888-790-3440 or +1-517-308-9350 (Passcode: Third Quarter Earnings). A live webcast of the call will be available at http://investor.realnetworks.com/ and an on-demand webcast will be available approximately one hour following the conclusion of the conference call. A telephonic replay will be available until 10:59 p.m. PT, November 24, 2016 by calling 866-509-6763 or +1-203-369-1928 (Passcode: 1132016).

For More Information

Investor Relations for RealNetworks
+1-206-729-3625
IR@realnetworks.com

RNWK-F

About RealNetworks

RealNetworks creates innovative applications and services that make it easy to connect with and enjoy digital media. RealNetworks invented the streaming media category in 1995 and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. RealNetworks’ corporate information is located at www.realnetworks.com/about-us.

RealNetworks and RealTimes are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

About Non-GAAP Financial Measures
To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.
The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to RealNetworks' current expectations regarding future revenue and adjusted EBITDA, our future growth, profitability, and market position, our strategic focus and initiatives, agreements with partners, and the growth and future prospects relating to our Rhapsody affiliate. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect RealNetworks’ expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: RealNetworks' ability to realize operating efficiencies, growth and other benefits from the implementation of its growth plan, strategic initiatives, and restructuring efforts; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on RealNetworks' business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; fluctuations in foreign currencies; and changes in RealNetworks' effective tax rate. More information about potential risk factors that could affect RealNetworks' business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks' financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period.  Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,

	2016	2015	2016	2015
	(in thousands, except per share data)

Net revenue	$31,051	$30,823	$89,015	$95,374
Cost of revenue	16,740	18,090	47,610	54,469
Gross profit	14,311	12,733	41,405	40,905

Operating expenses:
Research and development	6,699	10,501	23,185	34,681
Sales and marketing	7,183	11,938	24,157	38,822
General and administrative	7,086	7,021	21,380	21,312
Restructuring and other charges	499	3,114	1,297	5,563
Lease exit and related charges	1,233	2,121	2,191	2,208

Total operating expenses	22,700	34,695	72,210	102,586

Operating income (loss)	(8,389)	(21,962)	(30,805)	(61,681)

Other income (expenses):
Interest income, net	119	147	316	597
Gain (loss) on investments, net	6,021	(615)	5,978	(222)
Equity in net loss of Rhapsody	(233)	(735)	(629)	(13,831)
Other income (expense), net	(243)	297	(515)	628

Total other income (expense), net	5,664	(906)	5,150	(12,828)

Income (loss) before income taxes	(2,725)	(22,868)	(25,655)	(74,509)
Income tax expense (benefit)	331	(1,684)	919	(1,075)

Net income (loss)	$(3,056)	$(21,184)	$(26,574)	$(73,434)

Basic net income (loss) per share	$(0.08)	$(0.59)	$(0.72)	$(2.03)
Diluted net income (loss) per share	$(0.08)	$(0.59)	$(0.72)	$(2.03)

Shares used to compute basic net income (loss) per share	36,805	36,191	36,693	36,134
Shares used to compute diluted net income (loss) per share	36,805	36,191	36,693	36,134

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2016	December 31, 2015
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$38,284	$47,315
Short-term investments	42,465	51,814
Trade accounts receivable, net	25,287	22,511
Deferred costs, current portion	852	460
Prepaid expenses and other current assets	5,166	7,140
Total current assets	112,054	129,240

Equipment and software	57,014	66,702
Leasehold improvements	3,204	3,122
Total equipment, software, and leasehold improvements	60,218	69,824
Less accumulated depreciation and amortization	54,339	61,024
Net equipment, software, and leasehold improvements	5,879	8,800

Restricted cash equivalents and investments	2,700	2,890
Available for sale securities	2,041	1,721
Other assets	1,908	2,307
Deferred costs, non-current portion	1,236	212
Deferred tax assets, net	1,015	957
Other intangible assets, net	1,224	2,136
Goodwill	12,974	13,080

Total assets	$141,031	$161,343

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$18,379	$17,050
Accrued and other current liabilities	16,547	17,320
Deferred revenue, current portion	3,883	3,497
Total current liabilities	38,809	37,867

Deferred revenue, non-current portion	343	105
Deferred rent	504	620
Deferred tax liabilities, net	100	88
Other long-term liabilities	1,935	1,980

Total liabilities	41,691	40,660

Shareholders' equity	99,340	120,683

Total liabilities and shareholders' equity	$141,031	$161,343

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,

	2016	2015
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$(26,574)	$(73,434)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,897	7,952
Stock-based compensation	4,557	3,761
Equity in net loss of Rhapsody	629	13,831
Deferred income taxes, net	(198)	(1,531)
Loss (gain) on investments, net	(5,978)	222
Realized translation loss (gain)	272	(264)
Fair value of warrants granted in 2015, net of subsequent mark to market adjustments in 2016 and 2015	112	(1,078)
Net change in certain operating assets and liabilities	(1,011)	(5,428)
Net cash provided by (used in) operating activities	(22,294)	(55,969)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(2,009)	(1,110)
Proceeds from sale of equity and other investments	2,110	459
Purchases of short-term investments	(59,124)	(52,475)
Proceeds from sales and maturities of short-term investments	68,473	60,516
Decrease (increase) in restricted cash equivalents and investments, net	190	—
Acquisitions	(150)	(161)
Advance to Rhapsody	—	(5,000)
Receipt of payment from Rhapsody	—	5,000
Proceeds from the sale of Slingo and social casino business	4,000	10,000
Net cash provided by (used in) investing activities	13,490	17,229
Cash flows from financing activities:
Proceeds from issuance of common stock (stock options and stock purchase plan)	166	297
Tax payments from shares withheld upon vesting of restricted stock	(843)	(69)
Net cash provided by (used in) financing activities	(677)	228
Effect of exchange rate changes on cash and cash equivalents	450	(2,910)
Net increase (decrease) in cash and cash equivalents	(9,031)	(41,422)
Cash and cash equivalents, beginning of period	47,315	103,253
Cash and cash equivalents, end of period	$38,284	$61,831

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2016			2015
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business
Consumer Media (A)	$6,482	$6,400	$5,726	$6,848	$6,495	$7,281	$7,989
Mobile Services (B)	17,683	17,297	16,465	16,369	16,484	18,578	14,504
Games (C)	6,886	6,037	6,039	6,705	7,844	8,095	8,104
Total net revenue	$31,051	$29,734	$28,230	$29,922	$30,823	$33,954	$30,597

Net Revenue by Product
Consumer Media
- License (D)	$4,136	$3,914	$3,104	$3,967	$3,628	$4,208	$4,672
- Subscriptions (E)	1,931	1,871	1,975	2,054	2,147	2,372	2,384
- Media Properties (F)	415	615	647	827	720	701	933

Mobile Services
- SaaS (G)	17,141	17,208	16,220	16,157	16,217	18,218	13,322
- Technology License & Other (H)	542	89	245	212	267	360	1,182

Games
- License (I)	3,683	2,793	2,761	3,268	4,128	3,943	3,835
- Subscriptions (J)	3,005	3,024	3,029	3,126	3,231	3,373	3,570
- Media Properties (K)	198	220	249	311	485	779	699

Total net revenue	$31,051	$29,734	$28,230	$29,922	$30,823	$33,954	$30,597

Net Revenue by Geography
United States	$10,642	$10,355	$10,383	$10,781	$11,460	$12,303	$12,349
Rest of world	20,409	19,379	17,847	19,141	19,363	21,651	18,248
Total net revenue	$31,051	$29,734	$28,230	$29,922	$30,823	$33,954	$30,597

Net Revenue by Line of Business
(A) The Consumer Media division primarily includes revenue from RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software licenses to consumers, sales of intellectual property licenses, and consumer subscriptions such as RealPlayer Plus and SuperPass.

(B) The Mobile Services division primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games division primarily includes revenue from sales of games licenses, online games subscription services, advertising on games sites and social network sites, microtransactions from online and social games, and sales of mobile games.

Net Revenue by Product
(D) Licensing revenue within Consumer Media includes sales of intellectual property licenses and RealPlayer Plus software licenses to consumers.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Media Properties revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(G) SaaS revenue within Mobile Services includes revenue from music on demand, ringback tones, intercarrier messaging services, and RealTimes.
(H) Technology licensing and other revenue within Mobile Services includes revenue from professional services provided to mobile carriers.
(I) Licensing revenue within Games includes retail games-related revenue and sales of mobile games.
(J) Subscriptions revenue within Games includes revenue from online games subscriptions as well as microtransactions from mobile and social games.
(K) Media Properties revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2016		2015	2016	2015
	Q3	Q2	Q3	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$6,482	$6,400	$6,495	$18,608	$21,765
Cost of revenue	1,507	1,561	3,142	5,485	10,173
Gross profit	4,975	4,839	3,353	13,123	11,592

Gross margin	77%	76%	52%	71%	53%

Operating expenses	4,271	4,293	6,421	13,940	19,882
Operating income (loss), a GAAP measure	$704	$546	$(3,068)	$(817)	$(8,290)
Depreciation and amortization	295	375	519	1,973	1,508

Contribution margin, a non-GAAP measure	$999	$921	$(2,549)	$1,156	$(6,782)

Mobile Services

Net revenue	$17,683	$17,297	$16,484	$51,445	$49,566
Cost of revenue	13,026	12,404	12,512	36,347	36,802
Gross profit	4,657	4,893	3,972	15,098	12,764

Gross margin	26%	28%	24%	29%	26%

Operating expenses	8,075	8,784	11,093	26,653	35,153
Operating income (loss), a GAAP measure	$(3,418)	$(3,891)	$(7,121)	$(11,555)	$(22,389)
Acquisitions related intangible asset amortization	208	209	389	725	1,165
Depreciation and amortization	403	608	493	1,433	1,652

Contribution margin, a non-GAAP measure	$(2,807)	$(3,074)	$(6,239)	$(9,397)	$(19,572)

Games

Net revenue	$6,886	$6,037	$7,844	$18,962	$24,043
Cost of revenue	2,203	1,817	2,513	5,865	7,593
Gross profit	4,683	4,220	5,331	13,097	16,450

Gross margin	68%	70%	68%	69%	68%

Operating expenses	4,649	4,725	6,431	14,669	23,833
Operating income (loss), a GAAP measure	$34	$(505)	$(1,100)	$(1,572)	$(7,383)
Acquisitions related intangible asset amortization	29	34	170	88	775
Depreciation and amortization	104	154	214	437	755

Contribution margin, a non-GAAP measure	$167	$(317)	$(716)	$(1,047)	$(5,853)

Corporate

Cost of revenue	$4	$(84)	$(77)	$(87)	$(99)
Gross profit	(4)	84	77	87	99

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	5,705	3,871	10,750	16,948	23,718
Operating income (loss), a GAAP measure	$(5,709)	$(3,787)	$(10,673)	$(16,861)	$(23,619)
Other income (expense), net	(243)	15	297	(515)	628
Depreciation and amortization	634	246	1,273	1,241	2,097
Restructuring and other charges	499	413	3,114	1,297	5,563
Stock-based compensation	778	608	1,178	4,557	3,761
Lease exit and related charges	1,233	127	2,121	2,191	2,208

Contribution margin, a non-GAAP measure	$(2,808)	$(2,378)	$(2,690)	$(8,090)	$(9,362)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2016		2015	2016	2015
	Q3	Q2	Q3	YTD	YTD
	(in thousands)

Reconciliation of GAAP operating income (loss) to adjusted EBITDA:

Net income (loss)	$(3,056)	$(8,347)	$(21,184)	$(26,574)	$(73,434)
Income tax expense (benefit)	331	363	(1,684)	919	(1,075)
Interest income, net	(119)	(80)	(147)	(316)	(597)
Gain (loss) on investments, net	(6,021)	46	615	(5,978)	222
Equity in net loss of Rhapsody	233	396	735	629	13,831
Acquisitions related intangible asset amortization	237	243	559	813	1,940
Depreciation and amortization	1,436	1,383	2,499	5,084	6,012
Restructuring and other charges	499	413	3,114	1,297	5,563
Stock-based compensation	778	608	1,178	4,557	3,761
Lease exit and related charges	1,233	127	2,121	2,191	2,208
Adjusted EBITDA, a non-GAAP measure	$(4,449)	$(4,848)	$(12,194)	$(17,378)	$(41,569)